As filed with the Securities and Exchange Commission on April 14, 2023
Registration No. 333-269752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVITAS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul D. Delva Sr. V.P., General Counsel and Secretary Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus:

•a prospectus to be used in connection with the potential resale by the selling stockholder named therein from time to time of up to 4,204,242 shares of Class A Common Stock (the “Selling Stockholder Prospectus”); and

•a base prospectus to be used, together with prospectus supplements, in connection with offers and sales by the registrant from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, of any combination of the securities described in that prospectus up to an aggregate amount of $200,000,000 (the “Base Prospectus”).

The Selling Stockholder Prospectus immediately follows this explanatory note. The Base Prospectus immediately follows the Selling Stockholder Prospectus.

The two forms of prospectus are substantively identical, except with respect to certain matters, including:
•the outside and inside front covers, and the back cover, of each prospectus are different;
•the prospectuses include different descriptions of the offering, and the Selling Stockholder Prospectus includes a Summary of Offering section which is not included in the Base Prospectus;
•the descriptions included in the prospectuses regarding use of proceeds, including the Use of Proceeds section, are different;
•the Selling Stockholder Prospectus contains certain information regarding the Selling Stockholder;
•the Base Prospectus includes descriptions of preferred stock, debt securities, warrants, rights and units which may be offered and sold from time to time pursuant to that prospectus (and related prospectus supplements), which are not offered by and thus are not included in the Selling Stockholder Prospectus; and
•the prospectuses include different Plan of Distribution sections.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated April 14, 2023

PROSPECTUS

Navitas Semiconductor Corporation

4,204,242 Shares
Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 4,204,242 shares of our Class A Common Stock, par value $0.0001 per share (our “common stock”). The shares were issued to the selling stockholder in consideration for the purchase of the selling stockholder’s minority interest in a joint venture in which our wholly owned subsidiary was the majority investor. See “Selling Stockholder” for additional information.
We will not receive any of the proceeds from the sale of the shares by the selling stockholder.
You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.
The selling stockholder, or their assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions on the Nasdaq Stock Market LLC (“Nasdaq”) or any other stock exchange, market or trading facility on which shares of our common stock are traded, or in private transactions, at fixed or negotiated prices. Beginning August 14, 2023, the selling stockholder may also sell the shares pursuant to, and subject to the conditions of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or any other available exemption from registration under the Securities Act rather than under this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of shares offered hereby, and all selling and other expenses incurred by the selling stockholder in connection with such sales. We will bear all costs, expenses and fees in connection with the registration of the shares offered under this prospectus. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 10 of this prospectus.
Our common stock is listed on Nasdaq under the trading symbol “NVTS.” On April 13, 2023, the last reported sale price of our common stock on Nasdaq was $6.73 per share.
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023

PROSPECTUS TABLE OF CONTENTS
(i)

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may use the shelf registration statement to sell the shares of common stock registered hereunder, from time to time through any of the means described in the section entitled “Plan of Distribution.”
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in a prospectus supplement modifies or supersedes the statement in this prospectus. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for information on how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement that includes this prospectus, and you may obtain copies of those documents as described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
(ii)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.
(iii)

THE COMPANY
This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently-filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.
See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
We have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our operating subsidiaries. We presently intend to retain all earnings to fund our operations and business expansion.
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934. As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosures of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in
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future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies.
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SUMMARY OF OFFERING

Issuer	Navitas Semiconductor Corporation

Common Stock Offered by the Selling Stockholder
Up to 4,204,242 shares of common stock, which were issued to the selling stockholder in a private placement in consideration for its remaining minority interest in a joint venture. See “Selling Stockholder.”

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock offered under this prospectus by the selling stockholder.

Plan of Distribution
The selling stockholder, or its assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions or in private transactions, at fixed or negotiated prices. The selling stockholder may sell all, some or none of its shares of common stock in this offering. Beginning August 14, 2023, the selling stockholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. See “Plan of Distribution.”

Risk Factors
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

Trading Symbol	Our common stock is listed on Nasdaq under the symbol “NVTS.”

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RISK FACTORS
An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10‑K or any Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” to learn how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.
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USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any proceeds from the sale of these shares of common stock.
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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Certificate of Incorporation (which we refer to simply as our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). This summary is not complete, is qualified in its entirety by reference to our certificate of incorporation and our bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our certificate of incorporation and our bylaws and the relevant provisions of the DGCL before you invest in our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”), including (i) 740,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (“Class B Common Stock”); and (b) 1,000,000 shares of Preferred Stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting rights. Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by the certificate of incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights. Subject to any other provisions of our certificate of incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.
Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the company available for distribution.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. Our board is not currently contemplating and does not anticipate declaring any dividends on our capital stock for the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.
Annual Stockholders’ Meetings
Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s
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notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our certificate of incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of incorporation provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.
Special Meetings

Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our bylaws also provide that unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or
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writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Transfer Agent

The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”.
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SELLING STOCKHOLDER
The shares offered under this prospectus are being offered by Halo Microelectronics International Corporation, a Delaware corporation, with offices in Campbell, California, which we refer to as the “selling stockholder.” We issued the shares to the selling stockholder in consideration for the purchase of the selling stockholder’s minority interest in a joint venture to develop application-specific silicon controllers designed to work in combination with our gallium nitride (GaN) integrated circuits, and certain other agreements of the selling stockholder in connection with such purchase. The selling stockholder is an indirect wholly owned subsidiary of Halo Microelectronics Co., Ltd., a Chinese public company and developer of analog and mixed-signal power management integrated circuits. The shares were issued to the selling stockholder in a private placement not registered under the Securities Act, in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act. The joint venture and purchase of the selling stockholder’s minority interest are further described in our current report on Form 8-K, filed with the SEC on January 20, 2023. In connection with the transaction, we agreed to register the reoffer and resale of the shares by the selling stockholder by filing the registration statement that includes this prospectus. We also agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have agreed to use our best efforts to cause the registration statement that includes this prospectus to become effective as soon as reasonably practicable following its filing with the SEC, and to keep the registration statement effective and usable until the date that is the earliest of (i) the one-year anniversary of the effective date of the registration statement, (ii) the date as of which the selling stockholder may sell all of the shares under Rule 144 under the Securities Act or (iii) the date on which the selling stockholder shall have sold all of the shares. Other than in connection with the joint venture with the selling stockholder as described above, the selling stockholder has not had any material relationship with us within the past three years.
The table below provides information about the selling stockholder, the number of shares owned by the selling stockholder before the offering, the number of shares offered by the selling stockholder under this prospectus, and the number of shares held after the offering, assuming all shares are sold in the offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering*
Halo Microelectronics International Corporation 695 Campbell Technology Parkway, Suite 200 Campbell, CA 95008	4,204,242	4,204,242	0
____________
*      Assumes all shares are sold in this offering. The selling stockholder may sell all, some or none of its shares of common stock in this offering. See “Plan of Distribution.”
9

PLAN OF DISTRIBUTION
The selling stockholder, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge or other transfer, may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a     portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
Beginning August 14, 2023, the selling stockholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available and subject to the conditions and limitations thereof, rather than under this prospectus.
10

LEGAL MATTERS
The validity of the shares offered under this prospectus has been passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.
11

EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (the “Company”) as of and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10‑K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023 and as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our current report on Form 8-K, filed with the SEC on January 20, 2023, and our amended current report on Form 8-K/A, filed with the SEC on April 14, 2023; and
•the description of our Class A Common Stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. Also, all documents we file with the SEC pursuant to the Exchange Act after the date of filing the initial registration statement that includes this prospectus and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642
13

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the shares offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.
14

Navitas Semiconductor Corporation

4,204,242 Shares
Class A Common Stock

PROSPECTUS

                                    , 2023

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated April 14, 2023
PROSPECTUS

Navitas Semiconductor Corporation

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $200,000,000.

Each time we offer our securities, we will provide you with a prospectus supplement, in addition to this prospectus. The prospectus supplement will describe the specific terms of the securities offered. This prospectus may not be used to offer and sell our securities unless accompanied by such a prospectus supplement. The accompanying prospectus supplement may add, update or change information contained in this prospectus. Before you invest in our securities, you should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus and the accompany prospectus supplement. See “Incorporation of Certain Information by Reference” on page 20 and “Where You Can Find More Information” on page 21 of this prospectus.

Our Class A Common Stock, par value $0.0001 per share (our “common stock”), is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NVTS”. On April 13, 2023, the closing price of our common stock was $6.73 per share.
Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 16 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 20     .

PROSPECTUS TABLE OF CONTENTS

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.
Before making a decision to invest in our securities, you should carefully read this prospectus, the accompanying prospectus supplement and the documents incorporated by reference described below under the captions “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
You should rely only on the information set forth in or incorporated by reference into this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, throughout this prospectus and the accompanying prospectus supplement, the words “Navitas”, “we”, “us”, “our” “the registrant” or the “Company” refer to Navitas Semiconductor Corporation and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, rights, units and any combination of the foregoing securities.
This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.
(ii)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.

(iii)

THE COMPANY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently-filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.
See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
We have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our operating subsidiaries. We presently intend to retain all earnings to fund our operations and business expansion.
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934. As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosures of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies.
Corporate Information

Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. For information on how to find our SEC filings, see “Where You Can Find More Information”, below.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Certificate of Incorporation (which we refer to simply as our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). This summary is not complete, is qualified in its entirety by reference to our certificate of incorporation and our bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our certificate of incorporation and our bylaws and the relevant provisions of the DGCL before you invest in our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”), comprised of and including (i) 740,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (“Class B Common Stock”); and (b) 1,000,000 shares of Preferred Stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting rights. Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by the certificate of incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights. Subject to any other provisions of our certificate of incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.
Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the company available for distribution.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. Our board is not currently contemplating and does not anticipate declaring any dividends on our capital stock for the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.
Annual Stockholders’ Meetings
Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our certificate of incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of incorporation provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.
Special Meetings

Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our bylaws also provide that unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Transfer Agent

The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•any limit on the aggregate principal amount of the debt securities;
•whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•whether the debt securities will be secured or unsecured;
•if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•whether the debt securities may be issuable in tranches;
•the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.
Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.
The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.
If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal or interest;
•a reduction in the principal amount of or interest on any debt securities;
•an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•a change in the currency in which any payment on the debt securities is payable;
•an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.
Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•waive compliance by us with certain restrictive provisions of the indenture; and
•waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•failure to pay interest on any debt security for 30 days after the payment is due;
•failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default;
•the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,
•we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•rights of registration of transfer and exchange, and our right of optional redemption;
•substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•the rights, obligations and immunities of the trustee under the indenture; and
•the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:
•payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:
•The offering price, if any;
•If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;
•The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•The dates on which the right to exercise the stock warrants begins and expires;
•U.S. federal income tax consequences;
•Call provisions, if any;
•The currencies in which the offering price and exercise price are payable; and
•If applicable, the antidilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.
Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:
•The offering price, if any;
•The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
•If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
•If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
•The dates on which the right to exercise the debt warrants begins and expires;
•U.S. federal income tax consequences;

•Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•The currencies in which the offering price and exercise price are payable; and
•If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our stockholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:
•in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;
•in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;
•the aggregate number of rights being issued;
•the extent to which the rights are transferable;
•the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•a discussion of material federal income tax considerations;
•any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and
•if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.
Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.
Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.
Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:
•the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•to underwriters for resale to the public or to investors;
•through agents to the public or to investors;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through dealers;
•directly to investors; or
•through a combination of any of these methods or any other method permitted by law.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•the terms of the offering;
•the name or names of any underwriter, dealer or agent;
•the public offering or purchase price of the securities and the proceeds we will receive from the sale;
•any discounts and commissions to be allowed or paid to the underwriter or agent;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or reallowed or paid to dealers;
•any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and
•any securities exchanges on which the securities will be listed.

If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

The sale and distribution of the securities may be effected from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

    Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares offered under this prospectus will be passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.

EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (the “Company”) as of and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10‑K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023 and as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our current report on Form 8-K, filed with the SEC on January 20, 2023, and our amended current report on Form 8-K/A, filed with the SEC on April 14, 2023; and
•the description of our Class A Common Stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. Also, all documents we file with the SEC pursuant to the Exchange Act after the date of filing the initial registration statement that includes this prospectus and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the shares offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Navitas Semiconductor Corporation

PROSPECTUS

                                    , 20

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee	$24,498
Accounting fees and expenses	$10,000 (1)
Legal fees and expenses	$30,000 (1)
Transfer agent and registrar fees and expenses	$2,500 (1)
Financial printing and miscellaneous expenses	(1)
Total expenses	(1)
(1)    Amount (if any) reflects estimated expenses relating to the offering and sale of shares of common stock by the selling stockholder under the Resale Prospectus only. The number of offerings and amount of securities to be offered by the issuer are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered by the issuer will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Navitas. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Navitas’ certificate of incorporation and bylaws provide for indemnification by Navitas of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Navitas’ certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
Navitas has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation and bylaws. Each indemnification agreement provides for indemnification and advancements by Navitas of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Navitas or, at Navitas’ request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. Navitas believes that these provisions and agreements are necessary to attract qualified directors and executive officers.
Navitas also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of Navitas, and (2) to Navitas with respect to payments which may be made by Navitas to such officers and directors pursuant to any indemnification provision contained in Navitas’ certificate of incorporation and bylaws or otherwise as a matter of law.
The foregoing summaries are necessarily subject to the complete text of the DGCL, Navitas’ certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Exhibit	Description
1.1*	Form of Underwriting Agreement for the securities offered hereby
2.1
Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, among Live Oak Acquisition Corp. II, Live Oak Merger Sub Inc. and Navitas Semiconductor Limited, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC (incorporated by reference to Exhibit 2.1 to the Form S-4 (SEC File No. 333-256880) filed by Live Oak Acquisition Corp. II with the SEC on June 8, 2021)

4.1
Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation (“Navitas”) (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K, filed by Navitas with the SEC on October 25, 2021)

4.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.2 of the current report on Form 8-K, filed by Navitas with the SEC on October 25, 2021)
4.3	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Certificate
4.7*	Form of Rights Agreement
4.8*	Form of Rights Certificate
4.9*	Form of Unit Agreement
5.1	Opinion of Counsel
23.1	Consent of Counsel (contained within Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1**	Power of Attorney
25.1†	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture
107	Filing Fee Table
___________
*    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the registered securities.
**    Previously filed.
†    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Torrance, California on April 14, 2023.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on April 14, 2023:

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)
/s/ Ron Shelton Ron Shelton	Sr. V.P., Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
* Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director
* Richard J. Hendrix	Director
* Brian Long	Director
* David Moxam	Director
* Dipender Saluja	Director
* Gary K. Wunderlich, Jr.	Director
* By: /s/ Paul D. Delva, attorney-in-fact